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                                                                    Exhibit 11.3

                             PAGEMART WIRELESS, INC.
                    COMPUTATION OF PER SHARE EARNINGS (LOSS)

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
                                                                 SIX MONTHS ENDED JUNE 30, 1998
                                                       ---------------------------------------------------
                                                           NUMBER             PERCENT         EQUIVALENT
                                                          OF SHARES         OUTSTANDING          SHARES
                                                       --------------    ---------------   ---------------
COMMON STOCK
   From Founders' Stock                                     2,300,000           100.00%          2,300,000
   Stock Options Exercised                                    958,269            87.44%            837,941
   Preferred Stock Converted to Common Stock               15,310,943           100.00%         15,310,943
   1994 Common Stock Offerings                             11,242,857           100.00%         11,242,857
   1995 Common Stock Offerings                              4,323,874           100.00%          4,323,874
   1996 Common Stock Offering                               6,000,000           100.00%          6,000,000
   Employee Stock Purchase Plan Shares Issued                  90,641            83.82%             75,972
   1997 Warrants Exercised                                     48,300           100.00%             48,300
                                                        -------------                        -------------
                                                           40,274,884                           40,139,887

WEIGHTED AVERAGE SHARES OUTSTANDING                                                             40,139,887

NET LOSS                                                                                      $(35,502,854)

NET LOSS PER SHARE                                                                            $      (0.88)
                                                                                              ============
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